Exhibit 5.2

[Saxon Letterhead]

Saxon Mortgage, Inc.

SCI Services, Inc.

4860 Cox Road, Suite 300

Glen Allen, Virginia 23060

Re:	Saxon Mortgage, Inc.

SCI Services, Inc.

Registration Statement on Form S-4

Ladies and Gentlemen:

As general counsel for Saxon Mortgage, Inc., a Virginia corporation, and SCI Services, Inc., a Virginia corporation (collectively, the “Subject Guarantors”), I have advised the Subject Guarantors in connection with the offering of $150,000,000 principal amount of 12% Senior Notes due 2014 (the “Notes”) to be issued by Saxon Capital, Inc. (the “Issuer”) and to be jointly and severally guaranteed (the “Guarantees”) on an unsecured senior basis by the Subject Guarantors and Saxon Funding Management, Inc., a Delaware corporation, Saxon Capital Holdings, Inc., a Delaware corporation, Saxon Mortgage Services, Inc., a Texas corporation, and Saxon Holding, Inc., a Delaware corporation (together with the Subject Guarantors, the “Guarantors”) (except that the Guarantee of each Servicing Guarantor (as defined in the Indenture (defined below)) will be subordinated as and to the extent provided in the Indenture).

The Notes will be issued pursuant to an indenture (the “Indenture”) dated as of May 4, 2006 among the Issuer, the Guarantors and Deutsche Bank Trust Company Americas, as trustee. The Notes, the Indenture and the Guarantees are sometimes referred to herein as the “Note Documents.” The Notes and the Guarantees are being issued in exchange for certain outstanding notes and guarantees of the Issuer and the Guarantors, respectively, all as described in the Registration Statement on Form S-4 (the “Registration Statement”), filed on August 3, 2006 with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”).

In arriving at the opinions expressed below, I have examined originals, or copies certified or otherwise identified to my satisfaction, of the Indenture, the form of Notes and the form of Guarantees, corporate records, certificates of officers of the Issuer and the Guarantors and of public officials and such other instruments as I have deemed necessary or advisable to enable me to render these opinions. In my examination, I have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as copies. As to any facts material to these opinions, I have relied to the extent I deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Issuer and the Guarantors and others.

Based upon the foregoing examination and in reliance thereon, and subject to the assumptions, qualifications and limitations stated therein, I am of the opinion that:

1. The Subject Guarantors have all requisite power and authority to execute, deliver and perform their obligations under, and have duly authorized by all necessary corporate action, the Note Documents to which they are or will be a party.

2. The execution, delivery and performance by the Subject Guarantors of the Note Documents to which they are a party and the performance of their obligations thereunder do not violate any law or regulation of the Commonwealth of Virginia applicable to the Subject Guarantors.

I render no opinion herein as to matters involving the laws of any jurisdiction other than the Commonwealth of Virginia. This opinion is limited to the effect of the current state of the laws of the Commonwealth of Virginia, and to the facts as they currently exist. I assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

I consent to the filing of this opinion as an exhibit to the Registration Statement, and I further consent to the use of my name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/ Richard D. Shepherd
Richard D. Shepherd
Executive Vice President, General Counsel and
Secretary, Saxon Capital, Inc.